UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Note Purchase Transaction

On May 13, 2015, Cheniere CCH HoldCo II, LLC (the “Issuer”), a wholly owned direct subsidiary of Cheniere Energy, Inc. (the “Company”), issued $1.0 billion aggregate principal amount of 11% Senior Secured Notes due 2025 (the “Notes”) pursuant to the Amended and Restated Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Issuer, the Company (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent (the “Agent”), The Bank of New York Mellon, as collateral agent (the “Collateral Agent”), and the purchasers of the Notes. As described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 2, 2015 (the “March Form 8-K”), in connection with the availability of the second phase facility debt commitments (the “Second Phase Facility Debt Commitments”) discussed under Item 2.03 below, the purchasers of the Notes have also agreed to acquire an additional $500 million aggregate principal amount of Notes. As amended, the terms of the Note Purchase Agreement are consistent with those previously disclosed in the March Form 8-K, except that the Notes accrued interest from May 1, 2015 until May 13, 2015 and the 58-month period before the Notes may be converted, as referenced in the definition of “Applicable Eligible Conversation Date” in the March Form 8-K, has been reduced by twelve days. The description of the Note Purchase Agreement in the March Form 8-K, as supplemented by the preceding sentence, is incorporated by reference herein. The sale of the Notes has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act.

As described in the section labeled “Conversion” in Item 1.01 of the March Form 8-K, the Notes may be converted into shares of the common stock of the Company, par value $0.003 per share (“Company Common Stock”). Such terms and conditions are described more fully in the Note Purchase Agreement, Amendment 2 to the Note Purchase Agreement and the form of Note, which are respectively filed as Exhibit 4.1, Exhibit 4.3 and Exhibit 4.4 hereto.

On May 13, 2015, in connection with the closing under the Note Purchase Agreement and the issuance of the Notes, (i) the Company entered into a Pledge Agreement (the “Parent Pledge Agreement”) whereby the Notes were secured by a pledge by the Company of 100% of the equity interests of the Issuer, (ii) the Issuer entered into a pledge agreement (the “Issuer Pledge Agreement”) whereby the Notes were secured by a pledge by the Issuer of 100% of the equity interests of Cheniere CCH HoldCo I, LLC (“CCH Direct Parent”), the direct parent of Cheniere Corpus Christi Holdings, LLC and (iii) the Company, the Issuer and the Agent, on behalf of the holders of the Notes, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that requires the Company to file a resale shelf registration statement and provides demand and piggyback registration rights and the right to conduct underwritten offerings with respect to the shares of Company Common Stock delivered upon conversions of the Notes pursuant to the Note Purchase Agreement. In addition, the Notes are secured by a security interest in the account into which all distributions from CCH Direct Parent to the Issuer must be deposited.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement, Amendment to the Note Purchase Agreement, Amendment 2 to the Note Purchase Agreement, the form of Note, the Parent Pledge Agreement, the Issuer Pledge Agreement and the Registration Rights Agreement, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, to this report, each of which is incorporated herein by reference.

Term Loan Facility and Common Terms Agreement and Related Finance Documents

On May 13, 2015, Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”), Corpus Christi Pipeline GP, LLC (“CCP GP”) and Corpus Christi Liquefaction, LLC (“CCL”) (CCP, CCP GP and CCL collectively the “Guarantors,” and the Borrower and the Guarantors collectively the “Loan Parties”), each indirectly wholly owned by the Company, entered into the Term Loan Facility Agreement, with commitments for an aggregate of approximately $11.5 billion, and the Common Terms Agreement, each as defined and described below under Item 2.03, which description is incorporated herein by reference.

The loans under the term loan facility and other secured obligations under the related finance documents are secured by a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties and by a pledge of all of the equity interests in the Loan Parties under the terms of the Common Security and Account Agreement and the Holdco Pledge Agreement, each as defined and described below under Item 2.03, which description is incorporated herein by reference.

Equity Contribution Agreement

On May 13, 2015, the Company and the Borrower entered into an Equity Contribution Agreement (the “Equity Contribution Agreement”) pursuant to which the Company has agreed to provide approximately $2.64 billion for a facility comprised of two natural gas liquefaction trains (“Train(s)”) or, for a three-Train facility, at least $1.621 billion in first tier equity funding and up to a maximum of $1.137 billion in second tier pro rata equity funding, subject to downward adjustment based on the updated base case forecast to be delivered in connection with the Borrower’s decision to proceed with a three-Train facility. The Equity Contribution Agreement is described below under Item 2.03, which description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Transaction

The information included in the section labeled “Note Purchase Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Term Loan Facility Agreement, Common Terms Agreement and related Finance Documents

On May 13, 2015, the Borrower and CCL, CCP and CCP GP (as Guarantors) entered into the Term Loan Facility Agreement (the “Term Loan Facility Agreement”) with the term lenders party thereto from time to time and Société Générale, as Term Loan Facility Agent, for an aggregate of approximately $11.5 billion. The Loan Parties entered into the Term Loan Facility Agreement, the Common Terms Agreement and related finance documents (as more fully described below) to facilitate the development, construction, operation and maintenance of a natural gas liquefaction and export facility and related and supporting infrastructure in San Patricio County and Nueces County in the vicinity of Portland, Texas, on the La Quinta Channel in the Corpus Christi Bay (the “Corpus Christi Liquefaction Project”). The total commitment under the Term Loan Facility Agreement is comprised of approximately $8.4 billion corresponding to first phase facility debt commitments (linked to the first two Trains of the Corpus Christi Liquefaction Project) and an aggregate of approximately $3.1 billion corresponding to the Second Phase Facility Debt Commitments (linked to the third Train of the Corpus Christi Liquefaction Project). On

May 13, 2015, the Borrower and CCL, CCP and CCP GP (as Guarantors) also entered into the Common Terms Agreement (the “Common Terms Agreement”) with Société Générale, as Term Loan Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale, as the Intercreditor Agent. Additionally, the Borrower and the Guarantors entered into related interest-rate hedging agreements and security documents.

The Loan Parties operate as legal entities separate and distinct from the Company and its other affiliates, and with capital structures independent from the Company and its other affiliates.

Conditions Precedent to Disbursement

Disbursements under the term loan facility and related finance documents are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, non-impairment of regulatory authorizations, certifications as to construction progress and evidence of funding adequate to complete the applicable phase of the Corpus Christi Liquefaction Project. The amount of each disbursement requested under the term loan facility may not exceed the difference between the project costs expected to be incurred within the 60 days following the requested disbursement and the amount estimated to be on deposit in the construction account on the date of the disbursement.

The Second Phase Facility Debt Commitments will only be available to be drawn subject to the satisfaction of incremental customary conditions precedent related to the construction of the third Train, including, securing additional qualifying liquefied natural gas (“LNG”) sale and purchase agreements (“SPA(s)”) sufficient to support the incremental $3.1 billion Second Phase Facility Debt Commitments, issuing a notice to proceed to construct the third Train, meeting certain incremental equity funding commitments, delivery of a base case financial model showing a fixed projected debt service coverage ratio of 1.55x and a maximum senior debt to equity ratio of 75:25 taking into account the incremental debt, and other customary conditions precedent. In the event that the conditions to the Second Phase Facility Debt Commitments are not met on or before December 31, 2015, the Second Phase Facility Debt Commitments will be terminated.

Interest and Fees

Loans under the term loan facility will bear interest at a variable rate per annum equal to LIBOR or the base rate (determined by reference to the applicable agent’s prime rate), plus the applicable margin. The applicable margins for LIBOR loans prior to completion are 2.25% and on completion and thereafter are 2.50%, and the applicable margins for base rate loans prior to completion are 1.25% and on completion and thereafter are 1.50%. Interest on LIBOR loans is due and payable at the end of each applicable interest period and interest on base rate loans is due and payable at the end of each calendar quarter.

The Borrower is required to pay certain upfront fees to the agents and lenders under the term loan facility together with additional transaction fees and expenses in the aggregate amount of approximately $334 million. The term loan facility provides for a commitment fee calculated at a rate per annum equal to 40% of the margin for LIBOR loans, multiplied by the outstanding debt commitments. Certain administrative fees must also be paid to the agents under the finance documents.

Repayments

The term loan facility will mature on the earlier of May 13, 2022, or two years after the project completion date. The principal of loans made under the term loan facility must be repaid in quarterly installments, commencing on the earlier of (i) the first quarterly payment date occurring more than three calendar months following project completion and (ii) a set date determined by reference to the date under which a certain LNG buyer linked to the last Train to become operational is entitled to terminate its SPA for failure to achieve the date of first commercial delivery for that agreement. Scheduled amortization will be based upon a 19-year tailored amortization, commencing the first full quarter after the project completion and designed to achieve a minimum projected fixed debt service coverage ratio of 1.55x. The term loan facility provides for mandatory repayments under customary circumstances, including mandatory repayments with the proceeds of certain insurance payments and condemnation awards, upon receipt of certain performance liquidated damages, escrowed amounts, in connection with certain prepayment events triggered under the LNG SPAs as a result of coverage ratios falling below a specified threshold, change of control occurring after completion (if required by lenders accepting an offer to prepay), if it becomes unlawful for the lender to fund or maintain loans, on receipt of certain proceeds from the sale of project property and in the case of certain failures to meet restricted payments conditions.

Covenants

The term loan facility and related finance documents include customary representations and affirmative and negative covenants for project finance facilities and companies of this type and with lenders of the type participating in the financing, including, among others: covenants relating to compliance with laws; conditions to the making of restricted payments, including dividends (subject to, among other conditions, the completion of the construction of the relevant Trains, funding of a debt service reserve account equal to six months of debt service and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25x); maintenance of minimum insurance; maintenance of material project agreements (including restrictions on entering into certain change orders under the applicable fixed price separated turnkey engineering, procurement and construction contract (“EPC Contract”) with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”)); limitations on indebtedness, guarantees, liens and investments; maintenance of certain interest rate hedging arrangements; maintenance of a historical debt service coverage ratio of 1.15x and maintenance of and compliance with various permits. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds and grace periods.

Additional Indebtedness

The Borrower may incur additional senior secured or unsecured indebtedness consisting of working capital debt, replacement senior debt and permitted development expenditures senior debt, so long as, among other requirements, there is no event or default or unmatured event of default and the updated base case forecast demonstrates a fixed projected debt service coverage ratio of 1.55x (for replacement senior debt) or 1.50x (for permitted development expenditures senior debt). The Borrower may only incur expansion senior debt for the development of additional Trains with the consent of all lenders.

Events of Default

The term loan facility and related finance documents include customary events of default which are subject to customary grace periods and materiality standards including, among others:

•	nonpayment of amounts payable under the facility;

•	breach of certain representations or warranties given in connection with the facility and breach of certain covenants;

•	bankruptcy; abandonment; destruction; events of taking;

•	invalidity of security interests;

•	unsatisfied judgments (prior to completion, any one or more of a judgment in excess of $200 million in the aggregate or a final judgment in excess of $120 million in the aggregate and post completion, one or more final judgments in excess of $120 million in the aggregate);

•	unenforceability or termination of finance documents or material project agreements or certain material defaults under the applicable EPC Contract with Bechtel for the construction of the Corpus Christi Liquefaction Project;

•	failure to achieve project completion within required timeframes (including meeting certain operational performance tests);

•	cross acceleration of indebtedness in excess of $100 million; certain defaults in permits;

•	a change in control of the Borrower by the Company or its affiliates pre-completion (linked to a 50% ownership/control requirement); and

•	failure by the Company to contribute equity as required under the Equity Contribution Agreement.

Collateral

The loans under the term loan facility and other pari passu secured obligations under the related finance documents are secured under the Common Security and Account Agreement (the “Common Security and Account Agreement”), dated as of May 13, 2015, among the Borrower, CCL, CCP and CCP GP (as Guarantors), the senior creditor group representatives, the security trustee and the account bank, providing the secured parties with a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties, including the equity interests in CCL, CCP and CCP GP. The Common Security and Account Agreement also requires the Borrower to establish and maintain certain deposit accounts, which are subject to the control of the security trustee. In addition, under the Pledge Agreement (the “Holdco Pledge Agreement”) dated May 13, 2015, among Cheniere CCH HoldCo I, LLC and the security trustee, the term loan facility and other pari passu secured obligations are secured by a pledge of the limited liability company interests in the Borrower. The term loan facility and other pari passu secured obligations are further secured by a mortgage over the real property of CCL and CCP. Modifications of the finance documents and the exercise of rights and remedies of the secured creditors, including enforcement of the liens securing the term loans and the other pari passu secured indebtedness permitted under the facilities are subject to customary intercreditor arrangements.

Equity Contribution Agreement

On May 13, 2015, the Company entered into the Equity Contribution Agreement with the Borrower in connection with the Corpus Christi Liquefaction Project pursuant to which the Company has agreed to make, or cause to be made, contributions to the Borrower by way of a first tier equity contribution, bifurcated into an amount equal to (a) unless and until the satisfaction or waiver of the conditions to the

Second Phase Facility Debt Commitments has occurred, $1.499 billion and (b) on and following the satisfaction or waiver of the conditions to the Second Phase Facility Debt Commitments, an incremental amount of first-tier equity funding specified in a written notice by the Company to the Borrower, which must be at least $122 million or higher if so specified in the updated base case forecast delivered as part of the conditions precedent for the Second Phase Facility Debt Commitments. The Equity Contribution Agreement also requires that the Company provide second tier pro rata equity funding in an amount equal to (x) for a two-Train facility, up to a maximum of $1.137 billion or (y) for a three-Train facility, up to the lesser of $1.137 billion and the total amount of the second tier pro rata equity funding specified in the updated base case forecast delivered as part of the conditions precedent to the Second Phase Facility Debt Commitments.

Conditions Precedent

First tier equity funding will be contributed by the date of satisfaction or waiver of the other relevant conditions precedent contained in the term loan facility as described above for the initial advance or the availability of the Second Phase Facility Debt Commitments, as the case may be. Second tier pro rata equity funding will be contributed concurrently and pro rata with senior debt funding following the date when senior debt funding alone would result in a senior debt/equity ratio of greater than 75:25.

Other than the first tier equity funding and the maximum second tier pro rata equity funding amount, the Company is not obligated to contribute additional equity amounts.

Acceleration

From the initial advance until the project completion, upon a loan facility declared default and the acceleration of any senior debt pursuant to the finance documents, the Company must pay or cause to be paid, within 10 business days, all remaining equity funding required to reach the maximum second tier pro rata equity funding amount. Following the date on which the first tier equity funding amount is paid or caused to be paid to the Borrower until the project completion, upon bankruptcy of the Company, the Company must pay or cause to be paid, within 10 business days, all remaining cash equity funding required to reach the maximum second tier pro rata equity funding.

The foregoing descriptions of the Term Loan Facility Agreement, the Equity Contribution Agreement, the Common Terms Agreement, the Common Security and Account Agreement and the Holdco Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Note Purchase Transaction

The information included in the section labeled “Note Purchase Transaction” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On May 13, 2015, the Company issued a press release relating to the consummation of the transactions described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on the Company’s website is not incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Final Investment Decision

On May 13, 2015, the Company and its subsidiaries approved a final investment decision with respect to the investment in the development, construction and operation of Trains 1 and 2 of the Corpus Christi Liquefaction Project.

Notice to Proceed

On May 13, 2015, CCL issued a notice to proceed to Bechtel under the EPC Contract to commence construction of Trains 1 and 2 of the Corpus Christi Liquefaction Project.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number

4.1	Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, by and among the Issuer, the Company (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent, and the note purchasers named therein (incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on March 2, 2015).

4.2*	Amendment to Amended and Restated Note Purchase Agreement, dated as of March 16, 2015, by and among Issuer, the Company, EIG Management Company, LLC, as administrative agent and the note purchasers named therein.

4.3*	Amendment 2 to Amended and Restated Note Purchase Agreement, dated as of May 8, 2015, with effect as of May 1, 2015, by and among Issuer, the Company, EIG Management Company, LLC, as administrative agent and the note purchasers named therein.

4.4*	Form of Note.

10.1*	Common Terms Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Société Générale as Term Loan Facility Agent and as Intercreditor Agent and any other facility agents party thereto from time.

10.2*	Common Security and Account Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the Initial Senior Creditor Group Representatives and Senior Creditor Group Representatives from time to time, for the benefit of all Senior Creditors, Société Générale as the Intercreditor Agent for the Facility Lenders and any Hedging Banks, Société Générale as the Security Trustee and Mizuho Bank, Ltd as the Account Bank.

10.3*	Pledge Agreement, dated May 13, 2015, among Cheniere CCH HoldCo I, LLC and Société Générale as Security Trustee.

10.4*	Term Loan Facility Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Term Lenders party thereto from time to time and Société Générale as the Term Loan Facility Agent.

10.5*	Equity Contribution Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, and the Company.

10.6*	Registration Rights Agreement, dated May 13, 2015, among the Company, Cheniere CCH HoldCo II, LLC, and EIG Management Company, LLC as Agent on behalf of the Note Holders.

10.7*	Pledge Agreement, dated May 13, 2015, among the Company, EIG Management Company, LLC as Agent for the Note Holders, and The Bank of New York Mellon as the Collateral Agent for the Note Holders.

10.8*	Pledge Agreement, dated May 13, 2015, among Cheniere CCH HoldCo II, LLC, EIG Management Company, LLC as Agent for the Note Holders, and The Bank of New York Mellon as the Collateral Agent for the Note Holders.

99.1+	Press Release, dated May 13, 2015.

*	Filed herewith.
+	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: May 13, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, by and among the Issuer, Cheniere (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent, and the note purchasers named therein (incorporated by reference as Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-16383), filed on March 2, 2015).

4.2*	Amendment to Amended and Restated Note Purchase Agreement, dated as of March 16, 2015, by and among Issuer, the Company, EIG Management Company, LLC, as administrative agent and the note purchasers named therein.

4.3*	Amendment 2 to Amended and Restated Note Purchase Agreement, dated as of May 8, 2015, with effect as of May 1, 2015, by and among Issuer, the Company, EIG Management Company, LLC, as administrative agent and the note purchasers named therein.

4.4*	Form of Note.

10.1*	Common Terms Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Société Générale as Term Loan Facility Agent and as Intercreditor Agent and any other facility agents party thereto from time.

10.2*	Common Security and Account Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the Initial Senior Creditor Group Representatives and Senior Creditor Group Representatives from time to time, for the benefit of all Senior Creditors, Société Générale as the Intercreditor Agent for the Facility Lenders and any Hedging Banks, Société Générale as the Security Trustee and Mizuho Bank, Ltd as the Account Bank.

10.3*	Pledge Agreement, dated May 13, 2015, among Cheniere CCH HoldCo I, LLC and Société Générale as Security Trustee.

10.4*	Term Loan Facility Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, Term Lenders party thereto from time to time and Société Générale as the Term Loan Facility Agent.

10.5*	Equity Contribution Agreement, dated May 13, 2015, among Cheniere Corpus Christi Holdings, LLC, and the Company.

10.6*	Registration Rights Agreement, dated May 13, 2015, among the Company, Cheniere CCH HoldCo II, LLC, and EIG Management Company, LLC as Agent on behalf of the Note Holders.

10.7*	Pledge Agreement, dated May 13, 2015, among the Company, EIG Management Company, LLC as Agent for the Note Holders, and The Bank of New York Mellon as the Collateral Agent for the Note Holders.

10.8*	Pledge Agreement, dated May 13, 2015, among Cheniere CCH HoldCo II, LLC, EIG Management Company, LLC as Agent for the Note Holders, and The Bank of New York Mellon as the Collateral Agent for the Note Holders.

99.1+	Press Release, dated May 13, 2015.

*	Filed herewith.
+	Furnished herewith.